Martin Marietta Materials EXHIBIT 99.1

Lines of Business - Aggregates

Lines of Business - Magnesia Specialties & Structural Composites

Materials Financials ($M) Year Ended Percent December 31, Change 2004 2003 Net Sales(1) $1,551 $1,476 5% Operating Earnings(1) $ 226 $ 195 16% Net Earnings(2) $ 129 $ 100 29% Earnings per Diluted Share(2) $ 2.66 $ 2.05 30% (1) Net sales and operating earnings from continuing operations. (2) Before cumulative effect accounting change for FAS 143 adoption of $6.9 million in 2003.

Materials Selected Balance Sheet Data ($M) 2004 2003 2002 December 31, Equity $ 1,153 $ 1,130 $ 1,083 Debt $ 715 $ 718 $ 745 Debt/Total Capitalization(1) 32% 34% 40% (1) Calculation is net of available cash and the impact of interest rate swaps.

'00 '01 '02 '03 '04 Aggregates 213 253 204 277 267 Cash Flow From Operations $ Millions $253 $204 $277 ? = Cash on hand $267 '00 '01 '02 '03 '04 0 24 14 125 161 $213

Uses of Cash - 2004 ($M) Pension Investment $ 51 $ 21 $30 Capital Investment $163 $121 $42 Share Repurchase $ 75 $ 15 $60 Dividend (11% per share increase in 9/04) $ 36 $ 34 $ 2 Cash on Hand $162 $125 $37 2004 2003 Change

Aggregates

Aggregates Financials ($M) Year Ended Percent December 31, Change 2004(1) 2003(1) Net Sales $1,441 $1,388 4% Operating Earnings $ 220 $ 195 13% Operating Margin 15.3% 14.0% (1) All amounts presented are from continuing operations.

'00 '01 '02 '03 '04 Aggregates 190 195 176 195 220 Aggregates Operating Earnings Growth $ Millions (1) $190 $195 $176 $195 $220 (1) All amounts presented are from continuing operations.

Reasons for Improvement Pricing Cost Maturing Distribution Network Revenue Growth in Key Locations Elimination of Low Performers

Pricing Power* Percent Increase *Heritage locations Average Growth Rate = 2.6 Percent 2000 2001 2002 2003 2004 3.7 2.6 2.4 1.3 3.2

Cost Best Practices Program Rightsizing Plant Upgrades Headcount Reduction Management of Benefits Cost Better Information Systems

Producing Locations Major Shipping Points Other Shipping Points Maturing Distribution Network - Water Markets St. Croix Aruba Trinidad Guyana Suriname Nova Scotia Prince Edward Island New York City Linden Philadelphia Wilmington, DE Sparrows Pt. Wilmington, NC Charleston Savannah Brunswick Jacksonville Freeport Bahamas Tampa Pascagoula New Orleans Beaumont Lake Charles Mobile Pensacola Panama City Port Canaveral Cave-In-Rock Three Rivers Kaskaskia

Maturing Distribution Network – Multi-modal ports


Prince Edward Island
Nova Scotia
New York City
Linden
Philadelphia
Wilmington
Sparrows Pt.
Charleston
Savannah
Brunswick
Jacksonville
Port Canaveral
Pensacola
Mobile
Lake Charles
Beaumont
Panama City
New Orleans
Pascagoula
Tampa
Freeport Bahamas
St. Croix
Aruba
Trinidad
Guyana
Suriname
Deep water quarries
Deep water ports
Multi-modal ports

Florida Network Sources Georgia Granite Offshore Granite Waterborne Limestone Local Limestone Rail CSX FEC NS Pensacola Panama City Perry Jacksonville Ocala Orlando Brooksville Tampa Canaveral Port Manatee Bradenton Miami

Florida Network Jacksonville Miami Orlando

Key Location Performance - 2004 Top 20 Locations 6% 19% Total Aggregates 4% 8% Sales Growth Gross Margin Growth

TX 19% IA 6% AR 3% IN 5% GA 8% FL 5% OH 5% SC 5% NC 19% Aggregates Revenue Profile NORTHWEST DIVISION (14%) SOUTHWEST DIVISION (24%) SOUTHEAST DIVISION (29%) MIDEAST DIVISION (33%) LA 4%

Growth and Efficiency Improvement Long Haul Network Nova Scotia Bahamas Beckmann (TX) Three Rivers (KY) Lemon Springs (NC) N. Columbia (SC) Ruby (GA) Truck Quarries Berkeley (SC) Weeping Water (NE) Burning Springs (WV)

Magnesia Specialties

Magnesia Specialties Financials ($M) Year Ended Percent December 31, Change 2004 2003 Net Sales $ 106 $ 86 23% Operating Earnings $ 17 $ 6 183% Operating Margin 17.0% 7.0%

Woodville Lime

2000 2001 2002 2003 2004 Average Selling Price 100 100 103 107 124 CPT 100 102 107 103 107 AVG SP 48.82 51.42 53.12 60.43 Lime Division

Woodville Lime Record Production and Earnings in 2004 25,000 Tons of Incremental Capacity - Midyear 2005 Evaluating/Permitting $25 to $30 Million Expansion

Magnesia Chemicals Magnesia Chemicals

2004 Market Overview Environmental 35% Industrial 43% Other 6% 10% Plastics & Rubber Transformer Steel 6%

Magnesia Chemicals Industrial 43%

Environmental 35% Magnesia Chemicals

10% Rubber & Plastics Magnesia Chemicals

6% Transformer Steel Magnesia Chemicals

6% Other CALCIUM CHLORIDE FUEL ADDITIVES Magnesia Chemicals

THE DOW DEAL Magnesia Chemicals

Manistee, MI Ludington, MI Magnesia Chemicals - MTD Pipeline, LLC Total Cost - $12M 27.5 mile pipeline

Manistee Production Tons INTERNATIONAL DOMESTIC 50 50 Refractories 50% Chemicals 50% INTERNATIONAL DOMESTIC 100 Chemicals INTERNATIONAL DOMESTIC 100 Chemicals 2000 210,000 Pre-Dow 110,000 Post Dow 180,000

Magnesia Chemicals - Growth Cellguard(tm) Thioguard(tm) Magnesium Hydroxide Powder

Structural Composite Products

Structural Composites Light Weight High Strength Corrosion Resistant Long Life

Union County, NC Composites

First Bridge Deck Installation Completed July 1997 27 Installations Completed in 13 States 2 International Installations in Korea and Germany Composites

Sparta, NC Composites

Focused Market Areas Infrastructure Construction Transportation Bridge Decks Parking Decks Trailers & Chassis Marine Structures Wall Panels Railcar Components Electrical Vaults Heavy Equipment Dump Beds Noise Barriers Components Truck Chassis/Bodies Signs Stay-in-Place Forms Ship Bulkheads Concrete Repair Collapsible Structures Containers Piping Emergency Dams Military Off-Shore Platforms Temporary Mats/ Roadways Composites

Product Agreements Major Company Greenbriar Shredder Company Distributor Recreational vehicles Insulated rail cars Shredder truck bodies Flat panel products

Disciplined Growth Value Creation

The document attached represents one part of a presentation which has been or will be made. It is not a complete record of the presentation because it does not reflect the lengthy oral comments which will be part of the presentation. This document is not intended to be a substitute for our Form 10-K or other SEC filings. Further, while we may make presentations from time to time, please understand that we do not undertake any obligation to update any information contained in these materials. Finally, any forward-looking statements are, by their nature, uncertain and dependent upon numerous contingencies, including the accuracy of the assumptions underlying the statements, which could cause actual results and events to differ materially from those indicated in such forward-looking statements. If you have any questions or comments, please contact Investor Relations at 919-783-4658. Thank you.